CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-1A of our report dated November 13, 2015, relating to the financial statements and financial highlights of Diamond Hill High Yield Fund, L.P. for the period from December 4, 2014 (commencement of operations) to December 31, 2014.

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

December 4, 2015

COHEN FUND AUDIT SERVICES, LTD. | CLEVELAND | MILWAUKEE | 216.649.1700

Registered with the Public Company Accounting Oversight Board.